Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In  connection  with the  Quarterly  Report  of IntelGenx Technologies Corp. (the "Company")  on Form 10-Q for the period  ending  September 30, 2023, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"), I, Andre Godin,  Principal  Accounting  Officer of the  Company,  certify, pursuant  to 18  U.S.C.  Sec.  1350, as adopted pursuant to Sec.  906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andre Godin

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Andre Godin

Principal Accounting Officer

November 9, 2023

    A signed original of this  written  statement  required by Section 906, or other document authenticating, acknowledging, or otherwise  adopting the signature that appears in typed form within the electronic  version of this written  statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the Company's Form 10-Q solely pursuant to section 906 of the  Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350,  chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.